EXBIBIT 1



                          SUBJECT TO REVISION
                SERIES TERM SHEET DATED AUGUST 18, 1997


Neither the Depositor nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus and any investment decision with respect to the Certificates should be made by you based solely upon all of the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actual perform as described in any scenario presented. The issuer of the Term Assets has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Brothers Syndicate Desk at (212) 783-3727.


                      TIERS{SM} SERIES CHAMT 1997-7
         $200,000,000 Fixed Rate Notes, Class A (the "Notes")

                      Structured Products Corp.,
                      depositor (the "Depositor")

                    Corporate Bond-Backed Security

                            August 18, 1997


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

                      TIERS{SM} SERIES CHAMT 1997-7
         $200,000,000 Fixed Rate Notes, Class A (the "Notes")


Name of Issuer:            TIERS{SM} SERIES CHAMT 1997-7

Name of Security:          TIERS{SM} Fixed Rate Notes, Class A

Form of Issuance:          Debt

Underlying Term Asset:     $210,000,000  Chase Credit Card Master Trust Class A
                           Floating  Rate  Asset  Backed  Certificates,  Series
                           1996-4

Expected Settlement Date:  September 15, 1997

Expected Maturity Date:    November 17, 2003, subject to early redemption

Expected Principal Amount: USD 200,000,000

Coupon Rate:               6,688, payable monthly on the 15th

First Coupon Payment Date: September 15, 1997

Coupon Daycount:           30/360

Expected Pricing:          82/interp

Pricing Speed:             275 PSA

Principal Lockout:         18 months, Amortization commences February 15, 1999

Reference Collateral:      1995 production FHLMC Gold 8.0s (Bloomberg A013)

Principal Repayment:       Based  on  the  prepayment   expressed   in  PSA  of
                           Reference Collateral

Redemption Schedule:       On  every  monthly  coupon until principal is  fully
                           repaid, the issuer will repay the notes according to
                           the following schedule, referenced to the collateral
                           specified above.  Amortization  amount is calculated
                           using the amortization factor and the then remaining
                           principal    balance.    Period   amortization    is
                           interpolated  between   PSA   speeds.    WAL's   are
                           calculated to the clean-up call.


This  page must be accompanied by the disclaimer on the cover page of these
materials.   If  you  did not receive such a disclaimer please contact your
Salomon Brothers Financial Advisor immediately.


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                      TIERS{SM} SERIES CHAMT 1997-7
         $200,000,000 Fixed Rate Notes, Class A (the "Notes")


Amortization Table:

                              PSA               WAL                Periodic
                              RATE              (YRS)              Amortization
                              __________________________________________
                              100               6.17               0.00%
                              150               4.66               1.40%
                              225               3.41               3.50%
                              325               3.41               3.50%
                              375               2.41               7.00%
                              475               1.85               14.50%
                              575               1.67               22.50%


Clean Up Call:             At 10% of initial balance outstanding

Expected Rating:           "Aaa/AAA"

Swap Counterparty:         West LB

Cusip:                     [ ]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.


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